Exhibit 3.1

CONSTITUTION

VAST SOLAR PTY LTD

A.C.N. 136 258 574

1.             DEFINED TERMS AND INTERPRETATION

1.1           Defined terms

In this Constitution:

"Business Day" means a day on which banks are open for business excluding Saturdays, Sundays and public holidays in the place where the Company's registered office is located.

"Company" means Vast Solar Pty. Ltd. (ACN 136 258 574).

"Constitution" means this document.

"Corporations Act" means Corporations Act 200] (Cth).

"Dispose" means to sell, transfer, assign, dispose of, pledge, mortgage or grant an option, security or pre-emptive right over or otherwise encumber or alienate the whole or any part of any legal or beneficial interest in any thing.

"Representative", in relation to a body corporate, means a representative of the body corporate appointed under section 250D of the Corporations Act or a corresponding previous law.

"Seal" means any common seal, duplicate seal, share seal or certificate seal of the Company.

"Transmission Event" means:

(a)            in respect of a member of the Company who is an individual:

(i)	the death of the member;

(ii)	the bankruptcy of the member; or

(iii)	the member becoming of unsound mind or a person who is, or whose estate is, liable to be dealt with in any way under the law relating to mental health; and

(b)	in respect of a member of the Company who is a body corporate, the dissolution of the member or the succession by another body corporate to the assets and liabilities of the member.

"Twynam" means Twynam Agricultural Group Pty Limited (ACN 000 573 213).

1.2           General Interpretation

(a)	A reference in a clause to a partly paid share is a reference to a share on which there is an amount unpaid.

(b)	In a clause relating to partly paid shares, a reference to a call or an amount called in respect of a share includes a reference to a sum that, by the terms of issue of a share, becomes payable on issue or at a fixed date.

(c)	A member is to be taken to be present at a general meeting if the member is present in person or by proxy, attorney or Representative.

(d)	A director is to be taken to be present at a meeting of directors if the director is present in person or by alternate director.

(e)	Where a provision of this Constitution establishes an office of chair, the chair may be referred to as a chairman or chairwoman, as the case requires.

(f)	A reference in a clause in general terms to a person holding or occupying a particular office or position includes a reference to any person who occupies or performs the duties of that office or position for the time being.

(g)	In this Constitution, headings and underlinings are for convenience only and do not affect the interpretation of this Constitution and, unless the contrary intention appears:

(i)	words importing the singular include the plural and vice versa;

(ii)	words importing a gender include every other gender;

(iii)	words used to denote persons generally or importing a natural person include any Company, corporation, body corporate, body politic, partnership, joint venture, association, board, group or other body (whether or not the body is incorporated);

(iv)	a reference to a person includes that person's successors and legal personal representatives;

(v)	a reference to any statute, regulation, proclamation, ordinance or bylaws includes all statutes, regulations, proclamations, ordinances or bylaws varying, consolidating or replacing them and a reference to a statute includes all regulations, proclamations, ordinances and by-laws issued under that statute; and

(vi)	where a word or phrase is given a particular meaning, other parts of speech and grammatical forms of that word or phrase have corresponding meanings.

1.3           Application of the Corporations Act

(a)	This Constitution is to be interpreted subject to the Corporations Act.

(b)	Unless the contrary intention appears, an expression in a clause that deals with a matter dealt with by a provision of the Corporations Act, has the same meaning as in that provision.

(c)	Subject to 1.3(b), unless the contrary intention appears, an expression in a clause that is defined in section 9 of the Corporations Act has the same meaning as in that section.

1.4           Exercise of powers

(a)	The Company may exercise in any manner permitted by the Corporations Act any power which under the Corporations Act a Company limited by shares may exercise if authorised by its Constitution.

(b)	Where this Constitution provides that a person or body may do a particular act or thing and the word "may" is used, the act or thing may be done at the discretion of the person or body.

(c)	Where this Constitution confers a power to do a particular act or thing, the power is, unless the contrary intention appears, to be taken as including a power exercisable in the like manner and subject to the like conditions (if any) to repeal, rescind, revoke, amend or vary that act or thing.

(d)	Where this Constitution confers a power to do a particular act or thing with respect to particular matters, the power is, unless the contrary intention appears, to be taken to include a power to do that act or thing with respect to some only of those matters or with respect to a particular class or particular classes of those matters and to make different provision with respect to different matters or different classes of matters.

(e)	Where this Constitution confers a power to make appointments to any office or position, the power is, unless the contrary intention appears, to be taken to include a power:

(i)	to appoint a person to act in the office or position until a person is appointed to the office or position;

(ii)	subject to any contract between the Company and the relevant person, to remove or suspend any person appointed, with or without cause; and

(iii)	to appoint another person temporarily in the place of any person so removed or suspended or in place of any sick or absent holder of such office or position.

(f)	Where this Constitution confers a power or imposes a duty then, unless the contrary intention appears, the power may be exercised and the duty must be performed from time to time as the occasion requires.

(g)	Where this Constitution confers a power or imposes a duty on the holder of an office as such then, unless the contrary intention appears, the power may be exercised and the duty must be performed by the holder for the time being of the office.

(h)	Where this Constitution confers power on a person or body to delegate a function or power:

(i)	the delegation may be concurrent with, or to the exclusion of, the performance or exercise of that function or power by the person or body;

(ii)	the delegation may be either general or limited in any manner provided in the terms of delegation;

(iii)	the delegation need not be to a specified person but may be to any person from time to time holding, occupying or performing the duties of, a specified office or position;

(iv)	the delegation may include the power to delegate;

(v)	where the performance or exercise of that function or power is dependent upon the opinion, belief or state of mind of that person or body in relation to a matter, that function or power may be performed or exercised by the delegate upon the opinion, belief or state of mind of the delegate in relation to that matter; and

(vi)	the function or power so delegated, when performed or exercised by the delegate, is to be taken to have been performed or exercised by the person or body.

1.5           Replaceable Rules not to apply

The replaceable rules contained in the Corporations Act from time to time do not apply to the Company.

1.6           Single member Company

If at any time the Company has only one member then, unless the contrary intention appears:

(a)	a reference in a clause to the "members" is a reference to that member; and

(b)	without limiting clause 1.6(a), clause which confers power or imposes an obligation on the members to do a particular act or thing confers that power or imposes that obligation on that member.

2.             SHARE CAPITAL

2.1           Shares

(a)	Subject to this Constitution, the directors have the right to issue shares or grant options over unissued shares to any person and they may do so on the conditions they think fit.

(b)	Shares referred to in clause 2.1(a) may have preferred, deferred or other special rights or special restrictions about dividends or other distributions, voting, return of capital or participation in the property of the Company on a winding up or otherwise, as the directors think fit.

(c)	This clause must not be construed so as to adversely affect any special rights of holders of any shares or class of shares.

2.2           Certificates

Each member is entitled without payment to receive a certificate for shares issued as required under the Corporations Act.

2.3           Preference shares

The Company may issue preference shares from time to time. Preference shares have the following rights and restrictions:

(a)	repayment of capital: the right in priority to any other class of shares to repayment of the amount paid on the preference share:

(i)	in a winding up or reduction of capital; and

(ii)	in the case of a redeemable preference share, on redemption;

(b)	dividends: the right to payment of a cumulative preferential dividend in priority to the payment of a dividend on any other class of shares, accruing from day to day and payable on the amount paid on the preference share at the times and at the rate, which may be fixed or variable;

(c)	accrued dividends: the right in priority to any other class of shares to the amount of any dividend accrued but unpaid on the preference share:

(i)	in a winding up or reduction of capital; and

(ii)	in the case of a redeemable preference share, on redemption;

(d)	participation in surplus assets and profits: no rights to participate in the profits or property of the Company other than as set out in this clause 2.3 whether on a winding up, reduction of capital or, in the case of a redeemable preference share, on redemption;

(e)	attending general meetings and receiving documents: the same right as the holder of an ordinary share to:

(i)	receive notice of a general meeting;

(ii)	attend the general meeting; and

(iii)	receive notices, reports and audited accounts;

(f)	voting: the right to vote in the following circumstances and in no other circumstances:

(i)	on a proposal to wind up the Company or reduce the share capital of the Company or on a proposal for the Disposal of substantially all of the Company's property, business and undertaking;

(ii)	while a dividend or part of a dividend in respect of the preference share is unpaid;

(iii)	on a resolution to approve the terms of any buy-back agreement;

(iv)	on a proposal that affects rights attached to the preference share; or

(v)	during the winding up of the Company;

(g)	redemption: in the case of a redeemable preference share the right to require the Company to redeem the preference share at the time and place specified in the terms of issue; and

(h)	restrictions: the restrictions, if any, specified in the terms of issue.

2.4           Joint holders of shares

Where two or more persons are registered as the holders of a share they hold it as joint tenants with rights of survivorship subject to the following provisions:

(a)	the Company is not bound to register more than three of those persons as joint holders of the share;

(b)	each of those persons and their respective legal personal representatives are liable severally as well as jointly for all payments, including calls, which are required to be made in respect of the share;

(c)	subject to clause 2.4(b), on the death of any one of them the Company is entitled to recognise the survivor or survivors as the only person or persons who have any title to the share;

(d)	any one of those persons may give effective receipts for any dividend, interest or other distribution or payment in respect of the share; and

(e)	the Company is not bound to issue more than one certificate for the share and delivery of a certificate to any one of those persons is sufficient delivery to all of them.

2.5           Equitable interests in shares

(a)	The Company may treat the registered holder of a share as the absolute owner of that share.

(b)	The Company is not bound by or compelled in any way to recognise an equitable, contingent, future, partial or other right or interest in a share or unit of a share, even if the Company has notice of that right or interest.

(c)	With the consent of the directors, shares held by a trustee may be marked in the register in such a way as to identify them as being held subject to the relevant trust.

(d)	Nothing in clause 2.5(c) limits clause 2.5(a).

2.6           Variation of rights attaching to shares

Subject to the Corporations Act and the terms of issue of shares in a particular class, the Company may vary or cancel rights attached to shares in that class, or convert shares from one class to another, by special resolution of the Company and either:

(a)	a special resolution passed at a meeting of members holding shares in that class; or

(b)	the written consent of members who are entitled to at least 75 per cent. of the votes that may be cast in respect of those shares in that class.

3.             CALLS, FORFEITURE, INDEMNITIES, LIEN AND SURRENDER

3.1           Calls

(a)	Subject to this Constitution and to the terms on which any shares may be issued, the directors may make calls on the members for any money unpaid on their shares which is not by the terms of issue of those shares made payable at fixed times.

(b)	The directors must not make a call on the holder of a particular class of share unless:

(i)	the directors also make a call on all other holders of that class of shares which were issued at the same time; and

(ii)	the amount of the call made on each of them reflects the pro rata proportion of shares of that class issued at that time which each of them hold.

(c)	The directors may require a call to be paid by instalments.

(d)	On receipt of at least 10 Business Days' notice, a member on whom a call is made in accordance with this Constitution must pay to the Company the amount called on that member's shares at the time or times and place specified.

(e)	A call is to be taken as having been made when the resolution of the directors authorising the call was passed.

(f)	The directors may revoke a call or postpone a call.

(g)	A call is not invalidated by the non-receipt of a notice of a call or the accidental omission to give notice of a call to any member.

(h)	If a sum called on a share is not paid in full by the day appointed for payment, the person from whom the sum is due must pay:

(i)	interest on the unpaid amount from the date appointed for payment of the sum to the date of actual payment, at a rate determined under clause 3.9; and

(ii)	any costs, expenses or damages incurred by the Company in relation to the non-payment or late payment of the sum.

(i)	Any sum unpaid on a share that, by the terms of issue of the share, becomes payable on issue or at a fixed date:

(i)	is to be treated for the purposes of this Constitution as if that sum was payable under a call duly made and notified; and

(ii)	must be paid on the date on which it is payable under the terms of issue of the share.

(j)	The directors may, to the extent permitted by law, waive or compromise all or any part of any payment due to the Company under the terms of issue of a share or under this clause 3.1.

3.2           Proceedings for recovery of calls

(a)	The Company may recover an amount due and payable under clause 3.1 from a member by commencing legal action against the member for all or part of the amount due.

(b)	In an action or other proceedings for the recovery of a call, or interest or costs or expenses incurred in relation to the non-payment or late payment of a call, proof that:

(i)	the name of the defendant is entered in the register as the holder or one of the holders of the share in respect of which the call is claimed;

(ii)	the resolution making the call is recorded in the minute book; and

(iii)	notice of the call was given to the defendant in accordance with this Constitution,

is conclusive evidence of the debt and it is not necessary to prove the appointment of the directors who made the call or any other matter.

(c)	In clause 3.2(b), "defendant" includes a person against whom a set-off or counter-claim is alleged by the Company and "proceedings for the recovery of a call" is to be construed accordingly.

3.3           Payments in advance of calls

(a)	The directors may accept from a member the whole or a part of the amount unpaid on a share even though no part of that amount has been called.

(b)	The directors may authorise payment by the Company of interest on the whole or any part of an amount accepted under clause 3.3(a), until the amount becomes payable, at a rate agreed between the directors and the member paying the amount.

(c)	The directors may repay to a member all or any of the amount accepted under clause 3.3(a) on or before the date on which the call for such amount is due to be paid.

(d)	An amount paid in advance pursuant to clause 3.3(a) does not confer a right to participate in a dividend determined to be by the Company or from any surplus of the Company in a winding up of the Company, for the period before the date when the amount paid would have otherwise become payable.

3.4           Forfeiture of partly paid shares

(a)	If a member fails to pay the whole of a call or instalment of a call by the time appointed for payment of the call or instalment, the directors may serve a notice on that member requiring payment of the unpaid amount, together with any interest that has accrued and all costs, expenses or damages that may have been incurred by the Company by reason of the non-payment or late payment of the call or instalment.

(b)	A notice under clause 3.4(a) must name a place and a day for payment. The day must be at least 10 Business Days after the date of service of the notice.

(c)	The notice must state that the shares on which the call was made are liable to be forfeited if the whole amount payable is not paid by the time and at the place specified in the notice.

(d)	If a member does not comply with a notice under clause 3.4(a), the shares to which the notice relates may be forfeited by a resolution of the directors. Forfeiture includes all dividends declared on the forfeited shares and not actually paid before the forfeiture.

(e)	Where a share has been forfeited:

(i)	notice of the resolution must be given to the member in whose name the share was registered immediately before the forfeiture; and

(ii)	an entry of the forfeiture, with the date, must be made in the register of members.

(f)	Failure to give the notice or to make the entry required under clause 3.4(e) does not invalidate the forfeiture.

(g)	The directors may:

(i)	sell or otherwise Dispose of a share which has been forfeited on the terms and in the manner the directors think appropriate;

(ii)	at any time before a sale or Disposal, cancel the forfeiture of a share on the terms the directors think appropriate; and

(iii)	reissue a share which has been forfeited, with or without any money paid on the share by any former holder being credited as paid and on the other terms and in the manner the directors think appropriate.

(h)	A person whose shares have been forfeited ceases to be a member in respect of the forfeited shares, but remains liable to pay, and must immediately pay, to the Company:

(i)	all calls, instalments, interest, costs, expenses and damages owing in respect of the shares at the time of the forfeiture; and

(ii)	interest on so much of the amount payable under clause 3.4(h)(i) as is unpaid from time to time, from the date of the forfeiture to the date of actual payment, at a rate determined under clause 3.9.

(i)	The forfeiture of a share extinguishes all interest in, and all claims and demands against the Company in respect of, the forfeited share and all other rights incident to the share, subject to this Constitution.

(j)           The directors may:

(i)	exempt a share from all or any part of this clause 3.4; and

(ii)	waive or compromise all or any part of any payment due to the Company under this clause 3.4.

(k)	The Company may by ordinary resolution passed at a general meeting cancel a share which has been forfeited under the terms on which the share is on issue.

(l)	A certificate in writing from the Company signed by a director or secretary that a share was forfeited on a specified date is sufficient evidence of the forfeiture of that share and the right and title of the Company to sell, Dispose or reissue that share.

3.5           Indemnity for payments by the Company

(a)	A member or, if the member is dead, the member's legal personal representative, must indemnify the Company against any liability which the Company has under any law to make a payment for or on account of that member including in respect of:

(i)	shares held by that member, solely or jointly;

(ii)	a transfer or transmission of shares by a member; or

(iii)	dividends, bonuses or other money owed to the member.

(b)	Clause 3.5(a) includes, without limitation, a payment arising from.

(i)	the death of that member;

(ii)	the non-payment of any income tax, capital gains tax, wealth tax or other tax by that member or the legal personal representative of that member; or

(iii)	the non-payment of any estate, probate, succession, death, stamp or other duty by that member or the legal personal representative of that member.

(c)	The member or, if the member is dead, the member's legal personal representative, must pay to the Company immediately on demand:

(i)	the amount required to reimburse the Company for a payment described in clause 3.5(a); and

(ii)	interest on any part of that amount which is unpaid from the date the Company makes the payment until the date the Company is reimbursed in full for that payment, at a rate determined under clause 3.9.

(d)	The Company may refuse to register a transfer of any shares by a member referred to in clause 3.5(a) or the member's legal personal representative until all money payable to the Company under clause 3.5(a) has been paid. The Company may recover an amount due and payable under clause 3.5(a) from the member, or the member's legal personal representative by any or all of deducting all or part of that amount from any other amount payable by the Company to that person in respect of the shares of that person, commencing legal action against that person for all or part of that amount, or enforcing a lien on one or more of the shares of that person.

(e)	This clause is in addition to any right or remedy the Company may have under the law which requires it to make the payment.

(f)	The directors may:

(i)	exempt a share from all or any part of this clause 3.5; and

(ii)	waive or compromise all or any part of any payment due to the Company under this clause 3.5.

3.6           Lien on shares

(a)	The Company has a first and paramount lien on.

(i)	each partly paid share for all unpaid calls and instalments due but unpaid in respect of that share;

(ii)	each share registered in the name of a holder for all money presently payable by the holder or the holder's estate to the Company; and

(iii)	each share for any amounts the Company may be required by law to pay (and has paid) in respect of that share.

(b)	The Company's lien on a share extends to all dividends payable in respect of the share and to the proceeds of sale of the share.

(c)	The directors may sell a share on which the Company has a lien in any manner they think fit where:

(i)	an amount in respect of which a lien exists under this clause 3.6 is presently payable;

(ii)	the Company has, not less than 10 Business Days before the date of the sale, given to the registered holder of the share a notice in writing setting out the amount payable under clause 3.6(c)(i) and demanding payment of that amount; and

(iii)	as at the date of the sale, the amount remains unpaid.

(d)	The directors may do all things necessary or desirable to protect any lien, charge or other right to which the Company may be entitled under any law or under this Constitution.

(e)	Registration by the Company of a transfer of shares on which the Company has a lien releases the Company's lien in so far as it relates to sums owing by the transferor or any predecessor in title, without giving notice of its claim to the transferee.

(f)	The directors may:

(i)	exempt a share from all or any part of this clause 3.6; and

(ii)	waive or compromise all or any part of any payment due to the Company under this clause 3.6.

3.7           Surrender of shares

(a)	The directors may accept a surrender of a share by way of compromise of any claim as to whether or not that share has been validly issued or in any other case where the surrender is within the powers of the Company.

(b)	Any share surrendered under clause 3.7(a) may be sold, reissued or otherwise Disposed of in the same manner as a forfeited share.

3.8           Disposal of shares under this clause 3

(a)	A reference in this clause 3.8 to a Disposal of shares under this Constitution is a reference to:

(i)	any sale, reissue or other Disposal of a forfeited share under clause 3.4(g) or a surrendered share under clause 3.7; or

(ii)	any sale of a share on which the Company has a lien under clause 3.6(c).

(b)	Where any shares are Disposed of under this Constitution, the directors may:

(i)	receive the purchase money or consideration given for the shares on the Disposal;

(ii)	effect a transfer of the shares and, if necessary, execute, or appoint a person to execute, on behalf of the former holder an instrument of transfer of the shares or any other instrument for the purpose of giving effect to the Disposal; and

(iii)	register as the holder of the shares the person to whom the shares have been Disposed.

(c)	The title of a person to whom shares are Disposed under this Constitution is not affected by an irregularity or invalidity in connection with that Disposal.

(d)	The remedy of any person aggrieved by a Disposal of shares under this Constitution is limited to damages only and is against the Company exclusively.

(e)	The proceeds of a Disposal of shares under this Constitution must be applied in the payment of:

(i)	first, the expenses of the Disposal;

(ii)	secondly, all money presently payable by the former holder whose shares have been Disposed of; and

(iii)	finally, but subject to any lien under clause 3.6 for money not presently payable, any remaining proceeds must be paid to the former holder as soon as practicable. The former holder must first deliver to the Company the certificate for the shares that have been Disposed of or any other proof of title as the directors may accept.

(f)	A statement in writing signed by a director or secretary of the Company to the effect that a share in the Company has been:

(i)	duly forfeited under clause 3.4(d);

(ii)	duly sold, reissued or otherwise Disposed of under clause 3.4(g) or 3.7; or

(iii)	duly sold under clause 3.6(c),

on a date stated in the statement is conclusive evidence of the facts stated in the statement as against all persons claiming to be entitled to the share and of the right of the Company to forfeit, sell, reissue or otherwise Dispose of the share.

3.9           Interest payable by member

(a)	For the purposes of clauses 3.1(h)(i), 3.4(h)(ii) and 3.5(c)(ii), the rate of interest payable to the Company is:

(i)	if the directors have fixed a rate, that rate; or

(ii)	in any other case, 10 per cent. per annum.

(b)	Interest payable under clauses 3.1(h)(i), 3.1(h)(ii) and 3.5(c)(ii) accrues daily and may be capitalised monthly or at other intervals the directors think fit.

4.             TRANSFER AND TRANSMISSION OF SHARES

4.1           Transfer of shares

(a)	Subject to this Constitution and to the rights or restrictions attached to any shares or class of shares, a member may transfer all or any of the member's shares by an instrument in writing in any usual form or in any other form that the directors approve.

(b)	A transferor of shares remains the holder of the shares transferred until the transfer is registered and the name of the transferee is entered in the register of members in respect of the shares.

(c)	The Company must not charge a fee for the registration of a transfer of shares.

(d)	An instrument of transfer referred to in clause 4.1(a) must be signed by or on behalf of both the transferor and the transferee (or their duly appointed agent or attorney) unless the transfer:

(i)	relates only to fully paid shares and signature by the transferee (or its duly appointed agent or attorney) has been dispensed with by the directors; or

(ii)	is a sufficient transfer of shares for the purposes of the Corporations Act.

(e)	An instrument of transfer referred to in clause 4.1(a) must be duly stamped if required by law to be stamped.

(f)	An instrument of transfer referred to in clause 4.1(a), accompanied the share certificate for any shares being sold must be lodged for registration at the registered office of the Company, or at such other place as the directors determine, accompanied by any evidence which the directors require to prove the title of the transferor or the transferor's right to the shares including the share certificate, if any, and to prove the right of the transferee to be registered as the owner of the shares.

(g)	Subject to the powers vested in the directors under clauses 4.2 and 4.3, where the Company receives an instrument of transfer complying with this Constitution, the Company must register the transferee named in the instrument as the holder of the shares to which it relates, subject to all applicable stamp duty on the transfer having been paid.

(h)	The Company may retain any registered instrument of transfer received by the Company under clause 4.1(f) for any period the directors think fit.

(i)	Except in the case of fraud, the Company must return any instrument of transfer received under clause 4.1(f) which the directors decline to register to the person who deposited it with the Company.

(j)	The directors may, to the extent permitted by law, waive all or any of the requirements of clause 4.1.

4.2           Power to decline registration of transfers

(a)	Subject to any special rights conferred on the holders of any shares or class of shares, the directors may, in their absolute discretion, decline to register any transfer of shares.

(b)	Without limiting the powers granted to the directors under clause 4.2(a), the Company may decline to register an instrument of transfer received under clause 4.1(f) if:

(i)	the Corporations Act or a law about stamp duty requires the Company to do so;

(ii)	the transfer is not in registrable form;

(iii)	the shares are not fully paid;

(iv)	the Company has a lien on the shares; or

(v)	the directors have not been given any further information they reasonably require to establish the right of the person transferring the shares to make the transfer.

(c)	Subject to clause 4.2(d), if the Company declines to register a transfer the Company must send to the transferee notice of the refusal within two months after the date on which the transfer was lodged with the Company.

(d)	The Company's decision to decline to register the transfer is not invalidated if the Company fails to give a notice under clause 4.2(c).

4.3           Power to suspend registration of transfers

The directors may suspend the registration of transfers at the times and for the period the directors think fit, but the period of suspension must not exceed a total of 30 days in any 12 month period.

4.4           Transmission of shares

(a)	In the case of the death of a member, the only persons the Company will recognise as having any title to the member's shares or any benefits accruing in respect of those shares are:

(i)	the legal personal representative of the deceased where the deceased was a sole holder; and

(ii)	the survivor or survivors where the deceased was a joint holder.

(b)	Nothing in clause 4.4(a) releases the estate of a deceased member from any liability in respect of a share, whether that share was held by the deceased solely or jointly with other persons.

(c)	A person who becomes entitled to a share as a result of a Transmission Event may elect:

(i)	to be registered as the holder of the share by signing and serving on the Company a notice in writing stating that election; or

(ii)	to have some other person nominated by that person registered as the transferee of the share by executing or otherwise effecting a transfer of the share to that other person,

after producing any evidence the directors require to prove that person's entitlement to the share.

(d)	The provisions of this Constitution relating to the right to transfer, and the registration of transfers of, shares apply, so far as they can and with any necessary changes, to any transfer under clause 4.4(c)(ii) as if the relevant Transmission Event had not occurred and the transfer were executed or effected by the registered holder of the share.

(e)	If two or more persons become jointly entitled to a share under a Transmission Event, on registration as the holders of the share, those persons are taken to hold the share as joint tenants subject to clause 2.4.

(f)	Despite clause 4.4(a), the directors may register a transfer of shares signed by a member before a Transmission Event even though the Company has notice of the Transmission Event.

5.             GENERAL MEETINGS

5.1           Convening of general meetings

(a)	A general meeting may be convened by:

(i)	A director or directors; or

(ii)	members or the court in accordance with sections 249E, 249F and 249G of the Corporations Act.

(b)	A general meeting must be convened by the directors in accordance with section 249D of the Corporations Act.

(c)	The Company must hold an annual general meeting if required by, and in accordance with, the Corporations Act.

(d)	Subject to clause 5.1(f), the directors may postpone, cancel or change the venue for a general meeting by giving notice not later than five (5) Business Days before the time at which the general meeting was to be held to each person who is at the date of the notice:

(i)           a member;

(ii)          a director; or

(iii)         an auditor of the Company.

(e)	A notice postponing or changing the venue for a general meeting must specify the date, time and place of the general meeting.

(f)	A general meeting convened under section 249D of the Corporations Act may not be postponed beyond the date by which section 249D requires it to be held and may not be cancelled without the consent of the member or members who requested it.

(g)	A meeting of members may be held in two (2) or more places linked together by any technology that gives the members as a whole in those places a reasonable opportunity to participate in proceedings, enables the chair to be aware of proceedings in each place, and enables the members in each place to vote on a show of hands and on a poll.

5.2           Notice of general meetings

(a)	Subject to this Constitution and to the rights or restrictions attached to any shares or class of shares, notice of a general meeting must be given within the time limits prescribed by the Corporations Act to each person who is at the date of the notice:

(i)           a member;

(ii)          a director; or

(iii)         an auditor of the Company.

(b)	A notice of a general meeting must specify the date, time and place of the meeting (and if the meeting is to be held in two (2) or more places, the technology that will be used to facilitate this) and, except as provided in clause 5.2(c) state the general nature of the business to be transacted at the meeting and any other matters required under the Corporations Act.

(c)	It is not necessary for a notice of an annual general meeting to state that the business to be transacted at the meeting includes the consideration of the annual financial report and the reports of the directors and auditor, the election of directors or the appointment or fixing of the remuneration of the auditor of the Company.

(d)	A person may waive notice of any general meeting by notice in writing to the Company.

(e)	The non-receipt of notice of a general meeting or proxy form by, or a failure to give notice of a general meeting or a proxy form to, any person entitled to receive notice of a general meeting under this clause 5.2 does not invalidate any act, matter or thing done or resolution passed at the general meeting if:

(i)	the non-receipt or failure occurred by accident or error; or

(ii)	before or after the meeting, the person:

(A)	has waived or waives notice of that meeting under clause 5.2(d); or

(B)	has notified or notifies the Company of the person's agreement to that act, matter, thing or resolution by notice in writing to the Company.

(f)	A person's attendance at a general meeting:

(i)	waives any objection that person may have to a failure to give notice, or the giving of a defective notice, of the meeting unless the person at the beginning of the meeting objects to the holding of the meeting; and

(ii)	waives any objection that person may have to the consideration of a particular matter at the meeting which is not within the business referred to in the notice of the meeting or in clause 5.2(c), unless the person objects to considering the matter when it is presented.

5.3           Admission to general meetings

(a)	The chair of a general meeting may refuse admission to a person, or require that person to leave and remain out of the meeting, if that person:

(i)	has a camera, tape recorder or video camera, or another audio or visual recording device;

(ii)	has a placard or banner;

(iii)	has an article which the chair considers to be dangerous, offensive or liable to cause disruption;

(iv)	refuses to produce or to permit examination of any article, or the contents of any article, in the person's possession;

(v)	behaves or threatens to behave in a dangerous, offensive or disruptive manner; or

(vi)	is not:

(A)	a member or a proxy, attorney or Representative of a member;

(B)	a director; or

(C)	an auditor of the Company.

(b)	A person who is entitled to receive notice of a meeting or who is requested by the directors or the chair to attend a general meeting is entitled to be present, whether the person is a member or not.

5.4           Quorum at general meetings

(a)	No business may be transacted at any general meeting, except the election of a chair and the adjournment of the meeting, unless a quorum of members is present when the meeting proceeds to business and remains present throughout the meeting.

(b)	A quorum consists of:

(i)	if the number of members entitled to vote is two (2) or more – two (2) of those members; or

(ii)	if only one (1) member is entitled to vote - that member, present at the meeting.

(c)	If a quorum is not present within 30 minutes after the time appointed for a general meeting:

(i)	where the meeting was convened by, or at the request of, a member or members, the meeting must be dissolved; or

(ii)	in any other case:

(A)	the meeting stands adjourned to the day, time and place, as the directors determine or, if no determination is made by the directors, to the same day in the next week at the same time and place; and

(B)	if, at the adjourned meeting, a quorum is not present within 30 minutes after the time appointed for the meeting, the meeting must be dissolved.

5.5           Chair of general meetings

(a)	The chair of directors must preside as chair at each general meeting if present within 30 minutes after the time appointed for the meeting and willing to act.

(b)	The directors present at a general meeting may elect a person present to chair the meeting if:

(i)	there is no chair of directors;

(ii)	the chair of directors is not present within 30 minutes after the time appointed for the meeting; or

(iii)	the chair of directors is present within that time but is not willing to act as chair of the meeting.

(c)	Subject to clauses 5.5(a) and (b), if at a general meeting:

(i)	a chair has not been elected by the directors; or

(ii)	an elected chair is not available or is not willing to act as a chair of the meeting (or part of the meeting),

the members present must elect as chair of the meeting another person who is present and willing to act.

5.6           Conduct of general meetings

(a)	The chair of a general meeting is responsible for the general conduct of the meeting and for the procedures to be adopted at the meeting and may require the adoption of any procedures which are in his or her opinion necessary or desirable for:

(i)	proper and orderly debate or discussion, including limiting the time that a person present may speak on a motion or other item of business before the meeting; and

(ii)	the proper and orderly casting or recording of votes at the general meeting, whether on a show of hands or on a poll, including the appointment of scrutineers.

(b)	Subject the Corporations Act, the chair of a general meeting may at any time he or she considers it necessary or desirable for the proper and orderly conduct of the meeting:

(i)	terminate debate or discussion on any business, question, motion or resolution being considered by the meeting and require the business, question, motion or resolution to be put to a vote of the members present; or

(ii)	allow debate or discussion on any business, question, motion or resolution being considered by the meeting to continue.

(c)	Subject to the Corporations Act, the chair of a general meeting may:

(i)	refuse to allow debate or discussion on any business, question, motion or resolution which is not within the business referred to in the notice of meeting or clause 5.2(c); and

(ii)	refuse to allow any amendment to be moved to a resolution of which notice has been given under clause 5.2(a).

(d)	A decision by a chair under clauses 5.6(a), (b) or (c) is final.

(e)	The chair of a general meeting may at any time during the course of the meeting adjourn the meeting or any business, motion, question or resolution being considered or remaining to be considered by the meeting either to a later time at the same meeting or to an adjourned meeting.

(f)	If the chair exercises his or her right under clause 5.6(e), it is in the chair's sole discretion whether to seek the approval of the members present to the adjournment.

(g)	If the chair does seek the members' approval, the chair must adjourn the meeting if the members present with a majority of votes agree or direct that the chair must do so.

(h)	The chair's rights under clause 5.6(e) are exclusive and, unless otherwise required by the chair, no vote may be taken or demanded by the members present in respect of any adjournment.

(i)	No business may be transacted at any adjourned meeting other than the business left unfinished at the meeting from which the adjournment took place.

(j)	Notice of an adjournment and the business to be transacted at an adjourned meeting must be given to all persons who were entitled to receive notice of the meeting the subject of the adjournment.

(k)	Subject to clause 5.6(f), where a meeting is adjourned, the directors may postpone, cancel or change the venue of the adjourned meeting.

5.7           Decisions at general meetings

(a)	Except in the case of any resolution which as a matter of law requires a special resolution, questions arising at a general meeting are to be decided by a majority of votes cast by the members present at the meeting and that decision is for all purposes a decision of the members.

(b)	Subject to the Corporations Act, in the case of an equality of votes upon any proposed resolution at a meeting of members, unless the members present resolve that the chair ought to have a second or casting vote in addition to any vote the chair may have in his or her capacity as a member:

(i)	the chair of the meeting does not have a second or casting vote; and

(ii)	the proposed resolution is taken as having been lost.

(c)	A resolution put to the vote of a general meeting must be decided on a show of hands unless a poll is demanded before a vote being decided by show of hands is taken or before or immediately after the declaration of the result of the show of hands:

(i)	by the chair of the meeting;

(ii)	by at least five members present and entitled to vote on the relevant resolution; or

(iii)	by a member or members present at the meeting and representing at least 5 per cent. of the votes that may be cast on the resolution on a poll.

(d)	A demand for a poll does not prevent the continuance of a general meeting for the transaction of any business other than the question on which the poll has been demanded.

(e)	Unless a poll is duly demanded, a declaration by the chair of a general meeting that a resolution has on a show of hands been carried or carried unanimously, or carried by a particular majority, or lost, and an entry to that effect in the book containing the minutes of the proceedings of the Company, is conclusive evidence of the fact without proof of the number or proportion of the votes recorded in favour of or against the resolution.

(f)	If a poll is duly demanded at a general meeting, it will be taken when and in the manner the chair of the meeting directs, and the result of the poll will be declared at the meeting at which the poll was demanded.

(g)	A poll cannot be demanded at a general meeting on the election of a chair of the meeting.

(h)	The demand for a poll may be withdrawn.

5.8           Voting rights

(a)	Subject to this Constitution and to any rights or restrictions attached to any shares or class of shares, at a general meeting:

(i)	on a show of hands, every member present has one (1) vote;

(ii)	on a poll, every member present has:

(A)	one (1) vote for each fully paid share held by the member and in respect of which the member is entitled to vote; and

(B)	a fraction of a vote for each partly paid share held by the member and in respect of which the member is entitled to vote, equivalent to the proportion which the amount paid on the share bears to the total amounts paid and payable on the share; and

(iii)	for the purposes of clause 5.8(a)(ii)(B), an amount paid on a share in advance of a call is to be ignored.

(b)	Where a person present at a general meeting represents personally or by proxy, attorney or Representative more than one (1) member, the following clauses apply to a vote taken on a show of hands:

(i)	the person is entitled to one (1) vote only despite the number of members the person represents; and

(ii)	the person's vote will be taken as having been cast for all the members the person represents.

(c)	A joint holder may vote at any meeting in person or by proxy, attorney or Representative as if that person was the sole holder. If more than one (1) joint holder tenders a vote, only the vote of the holder whose name appears first in the register of members is to be accepted.

(d)	An infant member is not entitled to vote at a general meeting. The parent or guardian of an infant member may vote at a general meeting on evidence being produced of the relationship or of the appointment of the guardian as the directors may require.

(e)	A person entitled to a share as a result of a Transmission Event may vote at a general meeting in respect of that share in the same manner as if that person were the registered holder of the share if the directors have:

(i)	admitted that person's right to vote at that meeting in respect of the share; or

(ii)	been satisfied of that person's right to be registered as the holder of, or to transfer, the share under clause 4.4(c),

and any vote tendered by that person must be accepted to the exclusion of the vote of the registered holder of the share.

(f)	Where a member holds any share on which any call due and payable to the Company has not been duly paid:

(i)	that member is only entitled to be present at a general meeting and vote if other shares are held by that member on which no call is then due and payable; and

(ii)	upon a poll, that member is not entitled to vote in respect of that share but may vote in respect of any other shares held upon which no call is then due and payable.

(g)	An objection to the qualification of a person to vote at a general meeting:

(i)	must be raised before or immediately after the result of the motion on which the vote objected to is given or tendered; and

(ii)	must be referred to the chair of the meeting, whose decision is final.

(h)	A vote not disallowed by the chair of a meeting under clause 5.8(g) is valid for all purposes.

5.9           Representation at general meetings

(a)	Subject to this Constitution, each member entitled to vote at a meeting of members may vote:

(i)	in person or, where a member is a body corporate, by its Representative;

(ii)	by proxy or, if the member is entitled to cast two (2) or more votes at the meeting, by not more than two (2) proxies; or

(iii)	by attorney.

(b)	A proxy, attorney or Representative may be a member of the Company but does not have to be a member.

(c)	A proxy, attorney or Representative may be appointed for all general meetings, or for any number of general meetings, or for a particular general meeting.

(d)	Unless otherwise provided in the Corporations Act or in the appointment, an appointment of a proxy, attorney or Representative is taken to confer authority:

(i)	to agree to a meeting being convened by shorter notice than is required by the Corporations Act or by this Constitution;

(ii)	to speak to any proposed resolution on which the proxy, attorney or Representative may vote;

(iii)	to demand or join in demanding a poll on any resolution on which the proxy, attorney or Representative may vote;

(iv)	even though the appointment may refer to specific resolutions and may direct the proxy, attorney or Representative how to vote on those resolutions:

(A)	to vote on any amendment moved to the proposed resolutions and on any motion that the proposed resolutions not be put or any similar motion;

(B)	to vote on any procedural motion, including any motion to elect the chair, to vacate the chair or to adjourn the meeting; and

(C)	to act generally at the meeting; and

(v)	even though the appointment may refer to a specific meeting to be held at a specified time or venue, where the meeting is rescheduled or adjourned to another time or changed to another venue, to attend and vote at the rescheduled or adjourned meeting or at the new venue.

(e)	The chair of a meeting may require any person purporting to act as a proxy, attorney or Representative to establish to the satisfaction of the chair that the person has been validly appointed as a proxy, attorney or Representative and is the person named in the relevant instrument of appointment, failing which the person may be excluded from attending or voting at the meeting.

(f)	Where a member appoints two (2) proxies to vote at the same general meeting and the authority of one is not conditional on the other failing to attend or vote, the following clauses apply:

(i)	where the appointment does not specify the proportion or number of the member's votes which each proxy may exercise, each proxy may exercise half of the member's votes;

(ii)	on a show of hands, neither proxy may vote; and

(iii)	on a poll, each proxy may only exercise the voting rights the proxy or attorney represents.

(g)	An instrument appointing an attorney or Representative must be in a form as the directors may prescribe or accept. An instrument appointing a proxy is valid if it is signed by the member making the appointment and contains the name and address of that member, the name of the Company, the name of the proxy or the name of the office of the proxy, and the meetings of members at which the proxy may be used. The chair of a meeting of members may determine that an instrument appointing a proxy is valid even if it contains only some of this information.

(h)	If the name of the proxy or the name of the office of the proxy in a proxy form of a member is not filled in, the proxy of that member is the person specified by the Company in the form of proxy in the case the member does not choose, or if no person is so specified, the chair of that meeting.

(i)	An instrument appointing a proxy or attorney may direct the manner in which the proxy or attorney is to vote in respect of a particular resolution and, where an instrument so provides, the proxy or attorney is not entitled to vote on the proposed resolution except as directed in the instrument.

(j)	A proxy or attorney may not vote at a general meeting or adjourned meeting unless the instrument appointing the proxy or attorney, and the original or a certified copy of the power of attorney or other authority (if any) under which the instrument is signed, are received:

(i)	at the registered office of the Company, at the facsimile number at its registered office or at another place, facsimile number or electronic address specified for that purpose in the notice convening the meeting; and

(ii)	at least 48 hours before the time scheduled for the commencement of the meeting, as specified in the notice of meeting.

(k)	Unless the Company has received written notice of the matter by the time and at the place or in the manner set out in clauses 5.9(j)(i) and 5.9(j)(ii), a vote cast by a proxy or attorney is valid even if, before the proxy or attorney votes:

(i)	a Transmission Event occurs in relation to the appointer; or

(ii)	the member revokes the proxy's or attorney's appointment; or

(iii)	the member revokes the authority under which a third party appointed the proxy or attorney; or

(iv)	the member transfers the share in respect of which the proxy or attorney was appointed.

(l)	The authority of a proxy or attorney to speak and vote for a member at a general meeting is suspended while the member is present at the meeting.

5.10        Resolutions without meetings

(a)	Subject to clause 5.10(c), the Company may pass a resolution without a general meeting being held, if all of the members entitled to vote on the resolution sign a document containing a statement that they are in favour of the resolution set out in the document.

(b)	For the purposes of clause 5.10(a):

(i)	the document may be sent to members in any manner described in clause 13;

(ii)	the resolution is passed when the last member signs;

(iii)	separate copies of a document may be used for signing by members if the wording of the resolution and statement is identical in each copy;

(iv)	a signature of a member transmitted to the Company by facsimile or email is sufficient evidence of signature so long as the original is produced within 30 days of signing;

(v)	where a share is held jointly, each joint member must sign.

(c)	Clause 5.10(a) does not apply to a resolution to remove an auditor.

(d)	Where a document is signed in accordance with clause 5.10(a) the document is to be taken as a minute of the passing of the resolution.

5.11         Resolutions of single member Company

If the Company has only one (1) member, the Company may pass a resolution by the member recording it and signing the record. That record is to be taken as a minute of the passing of that resolution.

6.             DIRECTORS

6.1           Appointment and removal of directors

(a)	The minimum number of directors is three (3). The maximum number of directors may be fixed by the directors. The directors must not determine a maximum which is less than the number of directors in office at the time the determination takes effect.

(b)	The directors in office on the date that this Constitution was adopted by the Company continue in office but on the terms and conditions set out in this Constitution.

(c)	The Company may by resolution:

(i)	set, increase or reduce the maximum number of directors; and

(ii)	appoint or remove a director.

(d)	The directors may appoint any natural person to be a director, either to fill a vacancy or as an addition to the existing directors, but the total number of directors must not at any time exceed the maximum number allowed under this Constitution or as determined by the directors.

(e)	Subject to clause 6.2 and to the terms of any agreement entered into between the Company and the relevant director, a director holds office until the director resigns, dies or is removed from office pursuant to rule 6.1(c)(ii)

(f)	The members may by ordinary resolution, appoint or remove a director.

6.2           Vacation of office

(a)	In addition to the circumstances prescribed by the Corporations Act, unless the board otherwise resolves to confirm the director's appointment, the office of a director becomes vacant if the director:

(i)	becomes of unsound mind;

(ii)	becomes bankrupt;

(iii)	is convicted of an indictable offence; or

(iv)	fails to attend more than three (3) consecutive meetings of the directors without leave of absence from the directors.

(b)	Nothing in clause 6.2(a) prevents a director from vacating his or her office if the director resigns by notice in writing to the Company.

6.3           Remuneration of directors

(a)	Each director is entitled to the remuneration out of the funds of the Company as the directors determine, but the remuneration of non-executive directors may not exceed in total in any year the amount fixed by the Company in general meeting for that purpose.

(b)           The remuneration of directors:

(i)	may be a stated salary or a fixed sum for attendance at each meeting of directors or both; or

(ii)	may be a share of a fixed sum determined by the Company in general meeting to be the remuneration payable to all directors which is to be divided between the directors in the proportions agreed between them or, failing agreement, equally, and if it is a stated salary under clause 6.3(b)(i) or a share of a fixed sum under clause 6.3(b)(ii), will be taken to accrue from day to day.

(c)	In addition to their remuneration under clause 6.3(a), the directors are entitled to be paid all travelling and other expenses properly incurred by them in connection with the affairs of the Company, including attending and returning from general meetings of the Company or meetings of the directors or of committees of the directors.

(d)	Subject to any amount fixed in general meeting pursuant to clause 6.3(a), if a director renders or is called on to perform extra services or to make any special exertions in connection with the affairs of the Company, the directors may arrange for a special remuneration to be paid to that director, either in addition to or in substitution for that director's remuneration under clause 6.3(a).

(e)	Nothing in clause 6.3(a) restricts the remuneration to which a director may be entitled as an officer of the Company or of a related body corporate in a capacity other than director, which may be either in addition to or in substitution for that director's remuneration under clause 6.3(a).

(f)	The directors may, subject the Corporations Act and any specific amount fixed in general meeting pursuant to clause 6.3(a):

(i)	at any time after a director dies or otherwise ceases to hold office as a director, pay to the director or a legal personal representative, spouse, relative or dependant of the director, in addition to the remuneration of that director, a pension or lump sum payment for past services rendered by that director; and

(ii)	cause the Company to enter into a contract with the director for the purpose of providing for or giving effect to that payment.

(g)	The directors may, subject to any specific amount fixed in general meeting pursuant to clause 6.3(a), establish or support, or assist in the establishment or support of, funds and trusts to provide pension, retirement, superannuation or similar payments or benefits to or in respect of the directors or former directors.

6.4           Director need not be a member

(a)	A director is not required to hold any shares in the Company to qualify for appointment.

(b)	A director is entitled to attend and speak at general meetings even if he or she is not a member of the Company.

6.5           Interested directors

(a)	A director may hold any other office or place of profit, other than auditor, in the Company or a related body corporate in conjunction with his or her directorship. A director may be appointed to that office or place of profit on the terms as to remuneration, tenure of office and otherwise as the directors think fit.

(b)	A director of the Company may be a director or other officer of:

(i)	a related body corporate;

(ii)	a body corporate promoted by the Company; or

(iii)	a body corporate in which the Company is interested, as shareholder or otherwise,

or be otherwise interested in any of those bodies corporate. A director is not accountable to the Company for any remuneration or other benefits received by the director as a director or officer of that body corporate or from having an interest in that body corporate.

(c)	The directors may exercise the voting rights conferred by shares in any body corporate held or owned by the Company as the directors think fit. This includes voting in favour of any resolution appointing a director as a director or other officer of that body corporate, or voting for the payment of remuneration to the directors or other officers of that body corporate. A director may, if permitted by law, vote in favour of the exercise of those voting rights even if he or she is, or may be about to be appointed, a director or other officer of that other body corporate.

(d)	A director is not disqualified merely because of being a director from contracting with the Company in any respect including, without limitation:

(i)	selling any property to, or purchasing any property from, the Company;

(ii)	lending any money to, or borrowing any money from, the Company with or without interest and with or without security;

(iii)	guaranteeing the repayment of any money borrowed by the Company for a commission or profit;

(iv)	underwriting or guaranteeing the subscription for securities in the Company or in a related body corporate or any other body corporate promoted by the Company or in which the Company may be interested as a shareholder or otherwise, for a commission or profit; or

(v)	being employed by the Company or acting in any professional capacity, other than auditor, on behalf of the Company.

(e)	No contract made by a director with the Company and no contract or arrangement entered into by or on behalf of the Company in which any director may be in any way interested is avoided or rendered voidable merely because the director holds office as a director or because of the fiduciary obligations arising out of that office.

(f)	No director contracting with the Company or being interested in any arrangement involving the Company is liable to account to the Company for any profit realised by or under a contract or arrangement of that kind merely because the director holds office as a director or because of the fiduciary obligations arising out of that office.

(g)	Where a director has a material personal interest in a matter to be considered at a meeting, that director must not be present while the matter is being considered at the meeting or vote on the matter, unless an exception applies under the Corporations Act, which permits that director to do so.

(h)	Subject to clauses 6.5(i) and 6.5(j), a director who is in any way interested in a contract or arrangement or proposed contract or arrangement (other than by having a material personal interest) may, despite that interest:

(i)	be counted in determining whether or not a quorum is present at any meeting of directors considering that contract or arrangement or proposed contract or arrangement;

(ii)	sign or countersign any document relating to that contract or arrangement or proposed contract or arrangement; and

(iii)	vote in respect of the contract or arrangement or proposed contract or arrangement or any matter arising out of those things.

(i)	Clause 6.5(h) does not apply if, and to the extent that, it would be the Corporations Act.

(j)	The directors may make regulations requiring the disclosure of interests that a director, and any person deemed by the directors to be related to or associated with the director, may have in any matter concerning the Company or a related body corporate. Any regulations made under this clause bind all directors and apply in addition to any obligations imposed on the directors by the Corporations Act to disclose interests to the Company.

(k)	If the Company is a wholly-owned subsidiary of a body corporate, a director may act in the best interests of the holding Company.

6.6           Powers and duties of directors

(a)	The directors are responsible for managing the business of the Company and may exercise to the exclusion of the Company in general meeting all the powers of the Company which are not required by the Corporations Act or this Constitution to be exercised by the Company in general meeting.

(b)	Without limiting the generality of clause 6.6(a), the directors may exercise all the powers of the Company to borrow or otherwise raise money, to charge any property or business of the Company or all or any of its uncalled capital and to issue debentures or give any other security for a debt, liability or obligation of the Company or of any other person.

(c)	The directors may determine how cheques, promissory notes, bankers drafts, bills of exchange or other negotiable instruments or other documents must be signed, drawn, accepted, endorsed or otherwise executed, as the case may be, by or on behalf of the Company.

(d)	The directors may pay out of the Company's funds all expenses of the promotion, formation and registration of the Company and the vesting in it of the assets acquired by it.

(e)	The directors may:

(i)	appoint or employ any person to be an officer, agent or attorney of the Company for the purposes, for the period and on the conditions as they think fit;

(ii)	resolve to delegate any of their powers to an officer, agent or attorney and the officer, agent or attorney must exercise the powers delegated in accordance with any directions of the directors;

(iii)	authorise an officer, agent or attorney to delegate all or any of the powers, discretions and duties vested in the officer, agent or attorney;

(iv)	subject to any contract between the Company and the relevant officer, agent or attorney, remove or dismiss any officer (excluding a director of the Company), agent or attorney of the Company at any time, with or without cause; and

(v)	revoke any delegation of authority previously granted by them on such terms as they consider fit.

(f)	A power of attorney may contain such provisions for the protection and convenience of the attorney or persons dealing with the attorney as the directors think fit.

6.7           Proceedings of directors

(a)	The directors may hold meetings for the conduct of business and adjourn and otherwise regulate their meetings as they think fit.

(b)	Subject to the Corporations Act, the contemporaneous linking together by a form of technology of a number of the directors sufficient to constitute a quorum, constitutes a meeting of the directors and all the provisions in this Constitution relating to meetings of the directors apply, so far as they can and with such changes as are necessary, to meetings of the directors held using a form of technology.

6.8           Convening of meetings of directors

(a)	A director may, whenever the director thinks fit, convene a meeting of the directors.

(b)	A secretary must, on the requisition of a director, convene a meeting of the directors.

6.9           Notice of meetings of directors

(a)	Subject to this Constitution, notice of a meeting of directors must be given to each person who is at the time of giving the notice:

(i)	a director, other than a director on leave of absence approved by the directors; or

(ii)	an alternate director appointed under clause 6.14 by a director on leave of absence approved by the directors.

(b)	A notice of a meeting of directors:

(i)	must specify the time and place of, or form of technology for, the meeting;

(ii)	must state the nature of the business to be transacted at the meeting;

(iii)	may be given in person, by post or, subject to the Corporations Act, by email or another form of technology; and

(iv)	is taken to have been given to an alternate director if it is given to the director who appointed that alternate director.

(c)	A director or alternate director may waive notice of a meeting of directors by notifying the Company to that effect in person, by post by email or another form of technology.

(d)	The non-receipt of notice of a meeting of directors by, or a failure to give notice of a meeting of directors to, a director does not invalidate any act, matter or thing done or resolution passed at the meeting if:

(i)	the non-receipt or failure occurred by accident or error;

(ii)	before or after the meeting, the director or an alternate director appointed by the director:

(A)	has waived or waives notice of that meeting under clause 6.9(c); or

(B)	has notified or notifies the Company of his or her agreement to that act, matter, thing or resolution personally, by post or by a form of technology; or

(iii)	the director or an alternate director appointed by the director attended the meeting.

(e)	The non-receipt of notice of a meeting of directors by, or a failure to give notice of a meeting of directors to, an alternate director of a director on leave of absence approved by the directors does not invalidate any act, matter or thing done or resolution passed at the meeting if:

(i)	the non-receipt or failure occurred by accident or error;

(ii)	before or after the meeting, the alternate director or the director who appointed the alternate director:

(A)	has waived or waives notice of that meeting under clause 6.9(c); or

(B)	has notified or notifies the Company of his or her agreement to that act, matter, thing or resolution personally, by post or by a form of technology; or

(iii)	the alternate director or the director who appointed the alternate director attended the meeting.

(f)	Attendance by a person at a meeting of directors waives any objection that person may have to a failure to give notice of the meeting and:

(i)	if the person is a director, an alternate director appointed by that person is also deemed to have waived any such objection; or

(ii)	if the person is an alternate director, the director who appointed that person as alternate director is also deemed to have waived any such objection.

6.10         Quorum at meetings of directors

(a)	No business may be transacted at a meeting of directors unless there is a quorum of directors at the time the business is dealt with.

(b)	A quorum consists of:

(i)	if the directors have fixed a number for the quorum, that number of directors; and

(ii)	in any other case, two (2) directors.

(c)	If there is a vacancy in the office of a director, the remaining director or directors may act but, if the number of remaining directors is not sufficient to constitute a quorum at a meeting of directors, the remaining director or directors may act only in an emergency or for the purpose of increasing the number of directors to a number sufficient to constitute a quorum or of convening a general meeting of the Company.

6.11        Chair and deputy chair of directors

(a)	The directors may elect one of the directors to the office of chair of directors and may determine the period for which that director is to be chair of directors.

(b)	The directors may elect one of the directors to the office of deputy chair of directors and may determine the period for which that director is to be deputy chair of directors

(c)	The office of chair of directors or deputy chair of directors may be treated as an extra service or special exertion performed by the director holding that office for the purposes of clause 6.3(d) if:

(i)	the directors resolve to do so; and

(ii)	the total amount fixed by the Company for remuneration of non-executive directors under clause 6.3(a) will not be exceeded.

(d)	The chair of directors must (if present within 30 minutes after the time appointed for the holding of the meeting and willing to act) preside as chair at each meeting of directors.

(e)	If at a meeting of directors:

(i)	there is no chair of directors;

(ii)	the chair of directors is not present within 30 minutes after the time appointed for the holding of the meeting; or

(iii)	the chair of directors is present within that time but is not willing to act as chair of the meeting or of part of the meeting, then if the directors have elected a deputy chair of directors, the deputy chair of directors must (if present within 30 minutes after the time appointed for the holding of the meeting and willing to act) preside as the chair of the meeting or part of it.

(f)	Subject to clauses 6.11(d) and (e), if at a meeting of directors:

(i)	there is no deputy chair of directors;

(ii)	the deputy chair of directors is not present within 30 minutes after the time appointed for the holding of the meeting or of part of the meeting; or

(iii)	the deputy chair of directors is present within that time but is not willing to act as chair of the meeting or part of the meeting,

the directors present must elect one of themselves to be chair of the meeting or part of the meeting.

6.12         Decisions of directors

(a)	A meeting of directors at which a quorum is present is competent to exercise all or any of the authorities, powers and discretions vested in or exercisable by the directors under this Constitution and applicable law.

(b)	Questions arising at a meeting of directors are to be decided by a majority of votes cast by the directors present and a decision of that kind is for all purposes a determination of the directors.

(c)	Subject to the Corporations Act, in the case of an equality of votes upon any proposed resolution at a meeting of directors, unless the directors present resolve that the chair ought to have a casting or second vote in addition to any vote the chair may have in his or her capacity as a director:

(i)	the chair of the meeting does not have a second or casting vote; and

(ii)	the proposed resolution is to be taken as having been lost.

6.13         Written resolutions

(a)	An act, matter or thing is taken to have been done or a resolution passed by a meeting of the directors, if a document containing a statement to that effect is assented to by all of the directors other than:

(i)	a director on leave of absence approved by the directors;

(ii)	a director who disqualifies himself or herself from considering the act, matter or thing in question on the grounds that he or she is not entitled at law to do so or has a conflict of interest; and

(iii)	a director who the directors reasonably believe is not entitled to do the act, matter or thing or to vote on the resolution in question, and the directors who assent to the document would have constituted a quorum at a meeting held to consider that act, matter, thing or resolution.

(b)	The act, matter or thing is taken to have been done or the resolution passed when the document is last assented to by a director.

(c)	Two (2) or more separate documents in identical terms each of which is assented to by one or more directors are to be taken as constituting one document.

(d)	A director may signify assent to a document by signing the document or by notifying the Company of the director's assent in person or by post, facsimile, electronic, telephone or other method of written, audio or audio visual communication.

(e)	Where a director signifies assent to a document otherwise than by signing the document, the director must by way of confirmation sign the document at the next meeting of the directors attended by that director, but failure to do so does not invalidate the act, matter, thing or resolution to which the document relates.

(f)	Where a document is assented to in accordance with this clause 6.13, the document is to be taken as a minute of a meeting of directors.

6.14        Alternate directors

(a)	A director may, with the approval of the directors, appoint a person to be the director's alternate director for a period which the director thinks fit.

(b)	An alternate director may be a member or a director of the Company but need not be a member or a director.

(c)	One person may act as alternate director to more than one director.

(d)	An alternate director is entitled, if the appointer does not attend a meeting of directors, to attend and vote in place of and on behalf of the appointer.

(e)	An alternate director is entitled to a separate vote for each director the alternate director represents in addition to any vote the alternate director may have as a director in his or her own right.

(f)	In the absence of the appointer, an alternate director may exercise any powers that the appointer may exercise and the exercise of that power by the alternate director is to be taken to be the exercise of the power by the appointer.

(g)	The office of an alternate director is vacated if and when the appointer vacates office as a director.

(h)	The appointment of an alternate director may be terminated at any time by the appointer even though the period of the appointment of the alternate director has not expired.

(i)	An appointment, or the termination of an appointment, of an alternate director must be in writing signed by the director who makes or made the appointment and does not take effect unless and until the Company has received notice in writing of the appointment or termination.

(j)	An alternate director is not to be taken into account in determining the minimum or maximum number of directors allowed under this Constitution.

(k)	In determining whether a quorum is present at a meeting of directors:

(i)	where a director has appointed an alternate director, that alternate director is counted if the appointing director is not present;

(ii)	where a person is present as director and an alternate director for another director, that person is counted separately provided that there is at least one (1) other director or alternate director present; and

(iii)	where a person is present as an alternate director for more than one director, that person is counted separately for each appointment provided that there is at least one (1) other director or alternate director present.

(l)	An alternate director is entitled to be paid the remuneration which the directors think fit, either in addition to or in reduction of the remuneration payable to the director for whom the alternate director acts as alternate, provided that the total amount fixed by the Company for remuneration of non-executive directors under clause 6.3(a) is not exceeded.

(m)	An alternate director is not entitled to be remunerated by the Company for his or her services as alternate director except as provided in clause 6.14(l).

(n)	An alternate director, while acting as a director, is responsible to the Company for his or her own acts and defaults and is not to be taken to be the agent of the director by whom he or she was appointed.

6.15        Committees of directors

(a)	The directors may resolve to delegate any of their powers to a committee or committees consisting of such number of directors as they think fit.

(b)	A committee to which any powers have been so delegated must exercise the powers delegated in accordance with any directions of the directors.

(c)	The provisions of this Constitution applying to meetings and resolutions of directors apply, so far as they can and with any necessary changes, to meetings and resolutions of a committee of directors.

(d)	Membership of a committee of directors may be treated as an extra service or special exertion performed by the members of the committee for the purposes of clause 6.3(d) if:

(i)	the directors resolve to do so; and

(ii)	the total amount fixed by the Company for remuneration of non-executive directors under clause 6.3(a) will not be exceeded.

6.16        Delegation to individual directors

(a)	The directors may resolve to delegate any of their powers to one (1) director.

(b)	A director to whom any powers have been so delegated must exercise the powers delegated in accordance with any directions of the directors.

(c)	Acceptance of such a delegation may be treated as an extra service or special exertion performed by the delegate for the purposes of clause 6.3(d) if:

(i)	the directors resolve to do so; and

(ii)	the total amount fixed by the Company for remuneration of non-executive directors under clause 6.3(a) will not be exceeded.

6.17         Validity of acts

An act done by a person acting as a director or by a meeting of directors or a committee of directors attended by a person acting as a director is not invalidated by reason only of:

(a)	a defect in the appointment of the person as a director;

(b)	the person being disqualified to be a director or having vacated office; or

(c)	the person not being entitled to vote,

if that circumstance was not known by the person or the directors or committee, as the case may be, when the act was done.

7.             EXECUTIVE OFFICERS

7.1           Managing directors

(a)	The directors may appoint one (1) or more of the directors to the office of managing director who must only exercise the powers conferred upon that managing director under clause 7.3(d).

(b)	A managing director's appointment as managing director automatically terminates if the managing director ceases to be a director.

7.2           Secretaries

The directors may appoint a secretary and may appoint additional secretaries.

7.3           Provisions applicable to all executive officers

(a)	A reference in this clause 7.3 to an executive officer is a reference to a managing director, executive director or secretary appointed under this clause 7.

(b)	The appointment of an executive officer may be for the period, at the remuneration and on the conditions the directors think fit.

(c)	Subject to any contract between the Company and the relevant executive officer, an executive officer of the Company may be removed or dismissed by the directors at any time, with or without cause. Such removal or dismissal does not remove that person from office as a director.

(d)	The directors may:

(i)	confer on an executive officer the powers, discretions and duties as they think fit, and may resolve to delegate any powers, discretions and duties vested in or exercisable by the directors;

(ii)	withdraw, suspend or vary any of the powers, discretions and duties conferred on an executive officer; and

(iii)	authorise the executive officer to delegate all or any of the powers, discretions and duties conferred on the executive officer.

(e)	An executive officer is not required to hold any shares to qualify for appointment.

(f)	An act done by a person acting as an executive officer is not invalidated by reason only of:

(i)	a defect in the person's appointment as an executive officer; or

(ii)	the person being disqualified to be an executive officer, if that circumstance was not known by the person when the act was done.

8.             SEALS

8.1           Adoption of common seal

(a)	The directors may determine that the Company have a common seal or for the Company to no longer have a common seal.

(b)	Clauses 8.2, 8.3, 8.4, 8.5 and 8.6 only apply if the Company has a common seal.

8.2           Safe custody of Seal

The directors must provide for the safe custody of the Seal.

8.3           Use of Seal

(a)	The Seal must be used only by the authority of the directors or a committee of the directors authorised by the directors to authorise the use of the Seal.

(b)	The authority to use the Seal may be given before or after the Seal is used.

(c)	Subject to clause 8.5, until the directors otherwise determine, the fixing of the Seal to a document must be witnessed by a director and by another director, a secretary or another person appointed by the directors to witness that document or a class of documents in which that document is included.

8.4           Duplicate seal

(a)	The he Company may have for use in place of its common seal one or more duplicate seals, each of which must be a facsimile of the common seal of the Company with the addition on its face of the words "duplicate seal" and the name of the place where it is to be used.

(b)	A document sealed with a duplicate seal is to be taken as having been sealed with the common seal of the Company.

8.5           Share seal or certificate seal

(a)	The Company may have for use on certificates for securities of the Company in place of its common seal one or more duplicate seals, each of which must be a facsimile of the common seal of the Company with the addition on its face of the words "share seal" or "certificate seal".

(b)	A certificate for securities of the Company sealed with a share seal or certificate seal is to be taken as having been sealed with the common seal of the Company.

8.6           Sealing and signing of certificates

The directors may determine either generally or in a particular case that the seal and the signature of any director, secretary or other person is to be printed on or affixed to any certificates for securities in the Company by some mechanical or other means.

9.             DISTRIBUTIONS

9.1           Dividends and other distributions

(a)	The directors may pay any interim and final dividends or other distributions (in cash or in specie) as, in their judgment, the financial position of the Company justifies.

(b)	The directors may pay any dividend or other distribution required to be paid under the terms of issue of a share.

(c)	The payment of a dividend or other distribution does not require confirmation by a general meeting.

(d)	Subject to any rights or restrictions attached to a share or class of shares:

(i)	all dividends or other distributions in respect of a share must be paid in the proportion which the amount paid on the share bears to the total amounts paid and payable on the share;

(ii)	all dividends or other distributions must be apportioned and paid proportionately to the amount paid during any portion or portions of the period in respect of which the dividend or other distribution is paid;

(iii)	for the purposes of clauses 9.1(d)(i) and (ii), an amount paid on a share in advance of a call is to be ignored; and

(iv)	interest is not payable by the Company in respect of any dividend or other distribution.

(e)	The directors may fix a record date in respect of a dividend or other distribution, with or without suspending the registration of transfers from that date under clause 4.3.

(f)	If a dividend or other distribution is payable under clause 9.1(a), the Company must pay the dividend or other distribution in respect of a share to the registered holder of the share, or to a person entitled under clause 4 to be registered as the holder of the share:

(i)	where the directors have fixed a record date in respect of the dividend or other distribution, on that date; or

(ii)	where the directors have not fixed a record date in respect of that dividend or other distribution, on the date the dividend or other distribution is paid.

(g)	The directors when fixing the amount and time for payment of a dividend may:

(i)	direct payment of the dividend or other distribution wholly or partly by the distribution of specific assets, including fully paid shares or other securities of the Company or of another body corporate, either generally or to specific shareholders; and

(ii)	direct that the dividend or other distribution be paid to particular shareholders wholly or partly out of any particular fund or reserve or out of profits derived from any particular source and to the remaining shareholders wholly or partly out of any other particular fund or reserve or out of profits derived from any other particular source or generally.

(h)	The directors may deduct from any dividend or other distribution payable to a member all sums of money presently payable by the member to the Company and apply the amount deducted in or towards satisfaction of the money owing.

(i)	Where a person is entitled to a share as a result of a Transmission Event, the directors may, but are not obliged to, retain any dividends or other distributions payable on that share until that person becomes registered as the holder of the share or transfers it.

(j)	Any dividend, interest or other distribution or money payable in cash in respect of shares may be paid by cheque and sent by post:

(i)	to the address of the holder as shown in the register of members, or in the case of joint holders, to the address shown in the register of members as the address of the joint holder first named in that register; or

(ii)	to such other address as the holder or joint holders in writing directs or direct.

This clause 9.1(j) does not adversely affect any other method of payment the directors may adopt.

(k)	A cheque sent under clause 9.1(j) may be made payable to bearer or to the order of the member to whom it is sent or any other person the member directs in writing and is sent at the member's risk.

(l)	If a transfer of a share is registered after the time determined for entitlements to a dividend or other distribution on that share but before the dividend or other distribution is paid, the person transferring that share is entitled to that dividend or other distribution.

(m)	For the avoidance of doubt nothing in this clause 9.1 prohibits the directors from determining that dividends or other distributions be paid on shares of one class but not another class and at different rates for different classes of shares.

9.2           Capitalisation of profits

(a)	Subject to any rights or restrictions attached to any shares or class of shares, the directors may capitalise and distribute among such of the members as would be entitled to receive dividends and in the same proportions, any amount:

(i)	forming part of the undivided profits of the Company;

(ii)	representing profits arising from an ascertained accretion to capital or from a revaluation of the assets of the Company;

(iii)	arising from the realisation of any assets of the Company; or

(iv)	otherwise available for distribution as a dividend.

(b)	The directors may resolve that all or any part of the capitalised amount is to be applied:

(i)	in paying up in full any unissued shares in or other securities of the Company;

(ii)	in paying up any amounts unpaid on shares or other securities held by the members;

(iii)	partly as specified in clause 9.2(b)(i) and partly as specified in clause 9.2(b)(ii); or

(iv)	in any other way permitted by the Corporations Act,

and that application must be accepted by the members entitled to share in the distribution in full satisfaction of their interests in the capitalised amount.

(c)	Clauses 9.1(e) and 9.1(f) apply, so far as they can and with any necessary changes, to a capitalisation of an amount under clause 9.2 as if references in those clauses to a dividend and to the date a dividend is paid were references to a capitalisation of an amount and to the date the directors resolve to capitalise the amount under this clause 9.2 respectively.

9.3           Ancillary powers

(a)	The directors may do any of the following things to give effect to a resolution for the satisfaction of a dividend or other distribution in the manner set out in clause 9.1(g)(i) or by the capitalisation of an amount under clause 9.2:

(i)	settle as they think expedient any difficulty that may arise in making the distribution or capitalisation and, in particular, where shares or other securities in the Company are or would otherwise be issuable in fractions:

(A)	determine that fractions are to be disregarded or are to be rounded down to the nearest whole number; or

(B)	determine that fractions are to be rounded up to the nearest whole number;

(ii)	fix the value for distribution of any specific assets;

(iii)	pay cash or issue shares or other securities to any members in order to adjust the rights of all parties;

(iv)	vest any specific assets, cash, shares or other securities in a trustee on such trusts for the persons entitled to the dividend or other distribution or capitalised amount as may seem expedient to the directors; and

(v)	authorise any person to make, on behalf of all the members entitled to any further shares or other securities as a result of the distribution or capitalisation, an agreement with the Company or another body corporate providing, as appropriate:

(A)	for the issue to them of those further shares or other securities as fully paid; or

(B)	for the payment by the Company on their behalf of the amounts or any part of the amounts remaining unpaid on their existing shares or other securities by the application of their respective proportions of the sum resolved to be capitalised, and any agreement made under an authority referred to in this clause 9.3(a)(v) is effective and binding on all members concerned.

(b)	If the Company distributes to a member shares or other securities in the Company or another body corporate or a trust, the member appoints the Company as his or her agent to do anything needed to give effect to that distribution, including agreeing to become a member of that other body corporate.

9.4           Reserves

(a)	Subject to this Constitution, the directors may set aside out of the profits of the Company reserves or provisions for any purpose as they think fit.

(b)	The setting aside of an amount as a reserve or provision does not require the directors to keep the amount separate from other assets of the Company or prevent the amount being used in the business of the Company, being distributed to members or being invested as the directors think fit.

10.           WINDING UP

10.1         Distribution of surplus

Subject to this Constitution and to the rights or restrictions attached to any shares or class of shares:

(a)	if the Company is wound up and the property of the Company is more than sufficient:

(i)	to pay all of the debts and liabilities of the Company; and

(ii)	the costs, charges and expenses of the winding up,

the excess must be divided among the members in proportion to the shares held by them, irrespective of the amounts paid or credited as paid on the shares;

(b)	for the purpose of calculating the excess referred to in clause 10.1(a), any amount unpaid on a share is to be treated as property of the Company;

(c)	the amount of the excess that would otherwise be distributed to the holder of a partly paid share under clause 10.1(a) must be reduced by the amount unpaid on that share at the date of the distribution; and

(d)	if the effect of the reduction under clause 10.1(c) would be to reduce the distribution to the holder of a partly paid share to a negative amount, the holder must contribute that amount to the Company.

10.2         Division of property

(a)	If the Company is wound up, the liquidator may, with the sanction of a special resolution:

(i)	divide among the members the whole or any part of the property of the Company; and

(ii)	determine how the division is to be carried out as between the members or different classes of members.

(b)	A division under clause 10.2(a) may be otherwise than in accordance with the legal rights of the members and, in particular, any class may be given preferential or special rights or may be excluded altogether or in part.

(c)	Where a division under clause 10.2(a) is otherwise than in accordance with the legal rights of the members, a member is entitled to dissent and to exercise the same rights as if the special resolution sanctioning that division were a special resolution passed under section 507 of the Corporations Act.

(d)	If any of the property to be divided under clause 10.2(a) includes securities with a liability to calls, a person entitled under the division to any of the securities may within 10 days after the passing of the special resolution referred to in that clause, by notice in writing direct the liquidator to sell the person's proportion of the securities and to account for the net proceeds and the liquidator must, if practicable, act accordingly.

(e)	To the extent permitted by law, a member need not accept any property, including shares or other securities, carrying a liability.

(f)	Nothing in this clause 10.2 adversely affects any right to exercise any statutory or other power which would have existed if this clause were omitted.

(g)	Clause 9.3 applies, so far as it can and with necessary changes, to a division by a liquidator under clause 10.2(a) as if references in clause 9.3(a) to the directors and to a distribution or capitalisation were references to the liquidator and to the division under clause 10.2(a) respectively.

11.           MINUTES AND RECORDS

11.1         Minutes

The directors must cause minutes of:

(a)	all proceedings and resolutions of general meetings;

(b)	proceedings and resolutions of meetings of the directors and of committees of the directors; and

(c)	resolutions passed by directors without a meeting,

to be recorded and entered in books kept for that purpose, within one (1) month after the meeting is held or the resolution is passed.

11.2         Signing of minutes

(a)	Minutes of a meeting must be signed by the chair of the meeting or the chair of the next meeting within a reasonable time after the meeting.

(b)	Minutes of the passing of a resolution without a meeting must be signed by a director within a reasonable time after the resolution is passed.

11.3         Minutes as evidence

A minute that is recorded and signed in accordance with clauses 11.1 and 11.2 is evidence of the proceeding, a resolution to which it relates, unless the contrary is proved.

11.4         Inspection of records

(a)	Subject to the Corporations Act, the directors may determine whether and to what extent, and at what time and places and under what conditions, the minute books, accounting records and other documents of the Company or any of them will be open to the inspection of members other than directors.

(b)	A member other than a director does not have the right to inspect any books, records or documents of the Company except as provided by law or authorised by the directors.

(c)	The Company must establish and administer all registers required to be kept by the Company in accordance with the Corporations Act and each member must provide the Company with such information as is required for the Company to comply with this clause 11.4(c). If events occur which would cause the information contained in a register maintained by the Company to be inaccurate the member must notify the Company in writing of the change within 21 days of the date of such change occurring.

(d)	Unless proved incorrect, the register is sufficient evidence of the matters shown in the register.

(e)	The Company must keep the financial records required by the Corporations Act.

12.           INDEMNITY AND INSURANCE

12.1         Persons to whom clauses 12.2 and 12.4 apply

Clauses 12.2 and 12.4 apply:

(a)	to each person who is or has been a director, alternate director or executive officer (within the meaning of clause 7) of the Company;

(b)	to such other officers or former officers of the Company or of its related bodies corporate as the directors in each case determine; and

(c)	if the directors so determine, to any auditor or former auditor of the Company or of its related bodies corporate.

12.2         Indemnity

The Company may indemnify, to the extent permitted by law, each person to whom this clause 12.2 applies for all losses or liabilities incurred by the person as an officer and, if the directors so determine, an auditor of the Company or of a related body corporate including, but not limited to, a liability for negligence or for legal costs on a full indemnity basis.

12.3         Extent of Indemnity

The indemnity in clause 12.2:

(a)	is a continuing obligation and is enforceable by a person to whom clause 12.2 applies even though that person may have ceased to be an officer or auditor of the Company or of a related body corporate;

(b)	applies to losses and liabilities incurred both before and after the date of adoption of that clause; and

(c)	operates only to the extent that the loss or liability is not paid by insurance.

12.4         Insurance

The Company may, to the extent permitted by law:

(a)	purchase and maintain insurance; or

(b)	pay or agree to pay a premium for insurance,

for any person to whom this clause 12.4 applies against any liability incurred by the person as an officer or auditor of the Company or of a related body corporate including, but not limited to, a liability for negligence or for legal costs.

12.5         Savings

Nothing in clause 12.2 or 12.4:

(a)	affects any other right or remedy that a person to whom those clauses apply may have in respect of any loss or liability referred to in those clauses; or

(b)	limits the capacity of the Company to indemnify or provide insurance for any person to whom those clauses do not apply.

13.           NOTICES

13.1         Notices by the Company to members

(a)	A notice may be given by the Company to a member:

(i)	by serving it personally at, or by sending it by post in a prepaid envelope to, the member's address as shown in the register of members or any other address, or by facsimile or email to a facsimile number or email address, as the member has supplied to the Company for the giving of notices; or

(ii)	if the member does not have a registered address and has not supplied another address to the Company for the giving of notices, by exhibiting it at the registered office of the Company.

(b)	A notice may be given by the Company to the joint holders of a share by giving the notice in the manner authorised by clause 13.1(a) to the joint holder first named in the register of members in respect of the share.

(c)	A notice may be given by the Company to a person entitled to a share as a result of a Transmission Event by serving it or sending it in the manner authorised by clause 13.1(a)(i) addressed to the name or title of the person, at or to the address, facsimile number or email address supplied to the Company for the giving of notices to that person, or if no address, facsimile number or email address has been supplied, at or to the address, facsimile number or email address to which the notice might have been sent if the relevant Transmission Event had not occurred.

(d)	The fact that a person has supplied a facsimile number or email address for the giving of notices does not require the Company to give any notice to that person by facsimile or email.

(e)	A notice given to a member in accordance with clauses 13.1(a) or (b) is, despite the occurrence of a Transmission Event and whether or not the Company has notice of that occurrence:

(i)	duly given in respect of any shares registered in that person's name, whether solely or jointly with another person; and

(ii)	sufficient service on any person entitled to the shares as a result of the Transmission Event.

(f)	A notice given to a person who is entitled to a share as a result of a Transmission Event is sufficient service on the member in whose name the share is registered.

(g)	Any person who, because of a transfer of shares, becomes entitled to shares registered in the name of a member is bound by every notice which, before that person's name and address is entered in the register of members in respect of those shares, is given to the member in accordance with this clause 13.1.

(h)	A signature to any notice given by the Company to a member under this clause 13 may be in writing or a facsimile printed or fixed by some mechanical or other means.

(i)	A certificate signed by a director or secretary of the Company to the effect that a notice has been given in accordance with this Constitution is conclusive evidence of that fact.

13.2         Notices by the Company to directors

Subject to this Constitution, a notice may be given by the Company to any auditor, director or alternate director either by serving it personally at, or by sending it by post in a prepaid envelope to, the auditor's, director's or alternate director's usual residential or business address, or such other address, or by facsimile or email to such facsimile number or email address, as the auditor, director or alternate director has supplied to the Company for the giving of notices.

13.3         Notices by members or directors to the Company

(a)	Subject to this Constitution, a notice may be given by a member, director or alternate director to the Company by serving it on the Company at, or by sending it by post in a prepaid envelope to, the registered office of the Company or by facsimile or email to the principal facsimile number or email address at the registered office of the Company.

(b)	The directors may resolve generally, or on a case by case basis, that a notice that is to be received by the Company is not to be accepted if given by electronic means (excluding by facsimile).

(c)	If a resolution of directors is passed under clause 13.3(b), the Company must give sufficient notice of the resolution to those required to give the particular notice to allow for the giving of notice by other means.

13.4         Notices to members outside Australia

A notice to be sent to a member outside Australia and its external territories must be sent by airmail, by facsimile or by email, or in another way that ensures it will be received quickly.

13.5         Time of service

(a)	Where a notice is sent by post, service of the notice is to be taken to be effected if a prepaid envelope containing the notice is properly addressed and placed in the post and to have been effected:

(i)	in the case of a notice of a general meeting, on the day after the date of its posting; or

(ii)	in any other case, at the time at which the letter would be delivered in the ordinary course of post.

(b)	Where a notice is sent by facsimile, the notice is to be taken to be given on the Business Day after it is sent.

(c)	Where a notice is sent by email, service of the notice is taken to be effected on the Business Day after it is sent.

(d)	Where the Company gives a notice under clause 13.1(a)(ii) by exhibiting it at the registered office of the Company, service of the notice is to be taken to be effected when the notice was first so exhibited.

13.6         Other communications and documents

Clauses 13.1 to 13.5 (inclusive) apply, so far as they can and with necessary changes, to the service of any communication or document.

13.7         Notices in writing

A reference in this Constitution to a notice in writing includes a notice given by facsimile or another form of written communication.

14.           GENERAL

14.1         Currency

An amount payable to the holder of a share, whether by way of or on account of dividend, return of capital, participation in the property of the Company on a winding up or otherwise, may be paid, with the agreement of the holder or pursuant to the terms of issue of the share, in the currency of a country other than Australia and the directors may fix a date up to 30 days before the payment date as the date on which any applicable exchange rate will be determined for that purpose.

14.2         Submission to jurisdiction

Each member submits to the non-exclusive jurisdiction of the Supreme Court of the State or Territory in which the registered office of the Company is located, the Federal Court of Australia and the Courts which may hear appeals from those Courts.

14.3         Inadvertent Omissions

If some formality required by this Constitution is inadvertently omitted or is not carried out, the omission does not invalidate anything, including any resolution, which but for the omission would have been valid, unless it is proved to the satisfaction of the directors that the omission has directly prejudiced a member financially. The decision of the directors on such matter is final and binding on its members.

14.4        Prohibition and enforceability

Any provision of, or the application of any provision of, this Constitution which is void, illegal, prohibited or unenforceable in any place:

(a)	is, in that place, ineffective only to the extent to which it is void, illegal, prohibited or unenforceable; and

(b)	does not affect the validity, legality or enforceability of that provision in any other place or of the remaining provisions in that or any other place.